EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER RESULTS FOR FISCAL YEAR 2015

North American Leasing Operations Drive Year-Over-Year Increases in Total Revenues and Adjusted EBITDA

PASADENA, CA – May 11, 2015 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the third quarter ended March 31, 2015.

Third Quarter 2015 Highlights
•	Total revenues were $69.4 million, an increase of 6% over the third quarter of fiscal year 2014.
•	Leasing revenues comprised 70% of total non-manufacturing revenues versus 59% for the third quarter of fiscal year 2014.
•	Adjusted EBITDA was $17.1 million, an increase of 5% over the third quarter of fiscal year 2014.
•	Adjusted EBITDA margin was 25% for both third quarter periods.
•
Net loss attributable to common shareholders was $1.7 million, or $0.07 per diluted share, compared to net income attributable to common shareholders of $1.1 million, or $0.04 per diluted share, for the third quarter of fiscal year 2014.

•	Average fleet unit utilization was 79%, compared to 82% in the third quarter of fiscal year 2014.
•	Completed three acquisitions during the quarter, all in North America.

YTD 2015 Highlights
•	Total revenues were $238.5 million, an increase of 21% over the first nine months of fiscal year 2014.
•	Leasing revenues comprised 70% of total non-manufacturing revenues versus 54% for the first nine months of fiscal year 2014.
•	Adjusted EBITDA was $70.3 million, an increase of 54% over the first nine months of fiscal year 2014.
•	Adjusted EBITDA margin was 29%, compared to 23% in the first nine months of fiscal year 2014.
•	Net income attributable to common shareholders was $6.6 million, or $0.25 per diluted share, compared to $3.1 million, or $0.12 per diluted share, for the first nine months of fiscal year 2014.
•	Average fleet unit utilization was 81% for both nine month periods.
•	Completed seven acquisitions during the first nine months of fiscal year 2015, six in North America and one in the Asia-Pacific region.

Management Commentary

"We were able to achieve another quarter of year-over-year growth in revenues and adjusted EBITDA despite the decline in oil prices and an unfavorable foreign exchange translation effect between periods,” Ronald Valenta, the President and Chief Executive Officer of General Finance Corporation, noted. “Our North American leasing operations continue to experience growth across most product lines and end markets, benefitting from both geographic and end market diversity, which helped to offset the slowdown in our liquid containment business. In the Asia-Pacific region, our third quarter results were negatively impacted by the current environment in the energy sector, subdued growth in the Australian economy and the weakening Australian dollar relative to the U.S. dollar.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “During the third quarter, to deal with the challenging oil and gas environment, we initiated certain  measures that included, among other things, reductions in capital expenditures and personnel and the implementation of stringent expense controls.  With respect to diversification, we completed three portable storage container business acquisitions during the quarter and, through the first nine months, have completed six in North America and one in the Asia-Pacific.  We also continue to pursue new customers across all of our end markets.”

Mr. Valenta concluded, “We believe that our seasoned management team, our strong financial position and the diversity of our business will enable us to mitigate the headwinds we are facing in the oil and gas industry and in the Australian economy.  While the next few quarters’ financial results may not reflect the growth that we have achieved over the past five years, we will continue to focus on deploying capital and resources where we see healthy demand and opportunity,  whether it be driven by geography or end market. In addition, we will continue to pursue accretive acquisitions, with a focus on the portable storage container businesses.”

Third Quarter 2015 Operating Summary

North America
Revenues from our North America leasing operations for the third quarter of fiscal year 2015 totaled $37.5 million, compared with $22.8 million for the third quarter of fiscal year 2014. Excluding the impact of Lone Star Tank Rental Inc. (“Lone Star”), which contributed revenues of $9.4 million in the third quarter of fiscal year 2015, revenues increased by 23% from the prior year’s third quarter, driven primarily by increases in leasing revenues of 32%. The impact of recent acquisitions and improved demand across a number of sectors, particularly in commercial, construction and retail, drove our leasing revenue increases. Adjusted EBITDA for the third quarter of fiscal year 2015 was $8.7 million, compared with $5.3 million for the year-ago third quarter, an increase of approximately 63%. The significant increase in adjusted EBITDA was primarily driven by a 50% increase in the average number of units on lease, improved lease rates and strong utilization across most product lines at Pac-Van, as well as the inclusion of Lone Star.

North American manufacturing revenues for the third quarter of fiscal year 2015 totaled $4.9 million and included intercompany revenues of $1.5 million from portable liquid storage tank containers sold to our North America leasing operations and eliminated in the Company’s consolidated results. This compares to $13.0 million and $6.2 million of stand-alone and intercompany revenues, respectively, during the third quarter of fiscal year 2014. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA from North America manufacturing operations was $0.4 million for the quarter, as compared to $2.1 million in the third quarter of fiscal year 2014. The reduction in revenues and adjusted EBITDA was primarily due to the slowdown in the oil and gas sector.

Asia-Pacific
Revenues from our Asia-Pacific leasing operations for the third quarter of fiscal year 2015 totaled $28.5 million, compared with $36.0 million for the third quarter of fiscal year 2014, a decrease of 21%.  The decline in revenues occurred primarily in the resources, construction and government sectors and was accompanied by an approximate 12% unfavorable foreign exchange translation effect between periods. Adjusted EBITDA for the third quarter of 2015 was $9.1 million, compared with $11.3 million for the year-ago quarter, a decrease of 19%. On a local currency basis, revenues declined by 10% and adjusted EBITDA decreased by 9%.

Balance Sheet and Liquidity Overview

At March 31, 2015, the Company had total debt of $373.2 million and cash and cash equivalents of $8.6 million, compared with $302.9 million and $5.8 million at June 30, 2014, respectively. At March 31, 2015, Royal Wolf had $4.3 million available to borrow under its $134.6 million (A$175.0 million) credit facility, and North America leasing operations had $45.2 million available to borrow under its $220.0 million credit facility.

During the first nine months of fiscal year 2015, the Company generated cash from operating activities of $22.5 million, as compared to $20.8 million of cash from operating activities for the first nine months of fiscal year 2014.  For the first nine months of fiscal year 2015, the Company invested a net $50.7 million ($38.4 million in North America and $12.3 million in the Asia-Pacific) in the lease fleet, as compared to $42.3 million in net fleet investment ($24.1 million in North America and $18.2 million in the Asia-Pacific) in the first nine months of fiscal year 2014.

Receivables were $54.6 million at March 31, 2015, as compared to $61.5 million at June 30, 2014. Days sales outstanding in receivables were 41 days and 65 days for Asia-Pacific and North America leasing operations, respectively, compared to 43 days and 67 days at June 30, 2014, respectively.

Outlook

Based on our year-to-date results and fourth quarter outlook, which considers, among other things, the impact of current year acquisitions, the value of the Australian dollar versus the U.S. dollar and the current environment in the oil and gas sector, management estimates that fiscal year 2015 consolidated adjusted EBITDA should be 20% to 24% higher than fiscal year 2014 and that fiscal year 2015 consolidated revenues should be in the range of $300 million to $310 million.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 31601333. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through May 25, 2015 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 31601333.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers in North America.   Royal Wolf’s shares trade under the symbol “RWH” on the Australian Securities Exchange.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended March 31,		Nine Months Ended March 31,
	2014	2015	2014	2015

Revenues
Sales:
Lease inventories and fleet	$24,421	$19,923	$84,067	$67,326
Manufactured units	6,807	3,452	12,955	12,531
	31,228	23,375	97,022	79,857
Leasing	34,445	46,011	100,026	158,678
	65,673	69,386	197,048	238,535

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	18,065	14,246	64,457	48,342
Manufactured units	4,959	2,779	9,532	8,806
Direct costs of leasing operations	12,162	18,992	36,206	59,327
Selling and general expenses	14,902	17,367	43,098	54,233
Depreciation and amortization	6,022	9,475	17,284	28,119

Operating income	9,563	6,527	26,471	39,708

Interest income	14	28	37	52
Interest expense	(2,490)	(5,179)	(7,216)	(16,006)
Foreign currency exchange loss and other	(512)	(374)	(1,061)	(219)
	(2,988)	(5,525)	(8,240)	(16,173)

Income before provision for income taxes	6,575	1,002	18,231	23,535

Provision for income taxes	2,749	401	7,621	9,414

Net income	3,826	601	10,610	14,121

Preferred stock dividends	(922)	(922)	(2,597)	(2,766)
Noncontrolling interests	(1,841)	(1,420)	(4,925)	(4,787)

Net income (loss) attributable to common stockholders	$1,063	$(1,741)	$3,088	$6,568

Net income (loss) per common share:
Basic	$0.04	$(0.07)	$0.13	$0.25
Diluted	0.04	(0.07)	0.12	0.25

Weighted average shares outstanding:
Basic	24,357,045	25,862,668	24,340,735	25,774,758
Diluted	25,208,993	25,862,668	25,192,683	26,467,138

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2014	March 31, 2015
Assets
Cash and cash equivalents	$5,846	$8,551
Trade and other receivables, net	61,474	54,633
Inventories	27,402	41,162
Prepaid expenses and other	9,919	10,096
Property, plant and equipment, net	30,614	40,709
Lease fleet, net	396,552	415,523
Goodwill	93,166	98,281
Other intangible assets, net	43,516	42,857
Total assets	$668,489	$711,812

Liabilities
Trade payables and accrued liabilities	$53,838	$42,287
Income taxes payable	1,136	984
Unearned revenue and advance payments	14,480	13,748
Senior and other debt	302,877	373,189
Deferred tax liabilities	38,273	44,070
Total liabilities	410,604	474,278

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 25,657,257 and 25,879,020 shares issued and outstanding at June 30, 2014 and March 31, 2015, respectively	3	3
Additional paid-in capital	128,030	124,639
Accumulated other comprehensive income (loss)	1,915	(11,937)
Accumulated deficit	(11,786)	(2,452)
Total General Finance Corporation stockholders’ equity	158,262	150,353
Equity of noncontrolling interests	99,623	87,181
Total equity	257,885	237,534
Total liabilities and equity	$668,489	$711,812

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income on a consolidated basis and from operating income for our geographic segments (in thousands):

	Quarter Ended March 31,		Nine Months Ended March 31,
	2014	2015	2014	2015
Net income	$3,826	$601	$10,610	$14,121
Add (deduct) —
Provision for income taxes	2,749	401	7,621	9,414
Foreign currency exchange loss and other	512	374	1,061	219
Interest expense	2,490	5,179	7,216	16,006
Interest income	(14)	(28)	(37)	(52)
Depreciation and amortization	6,214	9,682	17,848	28,752
Share-based compensation expense	533	540	1,403	1,454
Expenses of postponed public equity offering	—	365	—	365
Adjusted EBITDA	$16,310	$17,114	$45,722	$70,279

	Quarter Ended March 31, 2014				Quarter Ended March 31, 2015
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$6,948	$3,308	$1,815	$(1,459)	$5,028	$2,861	$123	$(1,463)
Add -
Depreciation and amortization	4,153	1,963	250	--	3,845	5,755	266	--
Share-based compensation Xexpense	247	71	26	189	254	71	28	187
Expenses of postponed public equity offering	--	--	--	--	--	--	--	365
Adjusted EBITDA	$11,348	$5,342	$2,091	$(1,270)	$9,127	$8,687	$417	$(911)
Intercompany adjustments				$(1,201)				$(206)
	Nine Months Ended March 31, 2014				Nine Months Ended March 31, 2015
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$18,974	$10,419	$3,083	$(3,341)	$16,109	$25,822	$5,453	$(3,622)
Add -
Depreciation and amortization	11,834	5,423	742	1	11,829	16,605	810	1
Share-based compensation Xexpense	600	240	78	485	618	226	84	526
Expenses of postponed public equity offering	--	--	--	--	--	--	--	365
Adjusted EBITDA	$31,408	$16,082	$3,903	$(2,855)	$28,556	$42,653	$6,347	$(2,730)
Intercompany adjustments				$(2,816)				$(4,547)